PLEDGE AGREEMENT

     THIS PLEDGE AGREEMENT (hereinafter referred to as the "Agreement") is made this 20th day of February 2002 by and between MARTHA GILLULY ("Borrower") and David Schmickel
("Lender").

     WITNESSETH, THAT WHEREAS Borrower is indebted to Lender in the principal amount of $100,000 (the "Debt"), which Debt is evidenced by a Promissory Note of even date herewith (the
"Note"); and

     WHEREAS, pursuant to a stock option agreement, Borrower has used the funds lent through the Note to exercise certain stock options to purchase 1,000,000 shares of stock in Comtex News
Network, Inc. (the "Shares"); and

     WHEREAS, in order to secure the timely payment of all amounts due under the Note, Borrower hereby assigns, grants and transfers to Lender all of her rights, title and interest in and to the Shares (the "Collateral"); and

     NOW THEREFORE, in order to secure the timely payment of all amounts due under the Note and secure the prompt and complete performance by Borrower of all of her obligations, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1. PLEDGE, ASSIGNMENT AND GRANT OF SECURITY INTEREST. The Borrower hereby assigns and pledges to the Lender and grants to the Lender a continuing security interest in all of the Borrower's right, title and interest in the Collateral, together with any proceeds of the Collateral and all rights, powers and privileges incident to the Collateral.

     2.  DELIVERY; POSSESSION.   The original certificates,
instruments and documentation that evidence or represent the Collateral are being delivered and deemed to have been delivered to Lender, it being the intention that such delivery perfect the security interest granted in Section 1.

     3. WAIVER. The Borrower hereby consents that at any time and from time to time and with or without consideration, the Lender, after notice to but without further consent of the Borrower and without in any manner affecting, impairing, lessening or releasing this Agreement, may renew, extend, change the manner, time, place and terms of payment of, sell, exchange, release, surrender, realize upon, modify, waive, grant indulgences with respect to and otherwise deal with in any manner all of any part of the obligations of Borrower hereunder.

     4.  DEFAULT AND LOSS OF VALUE OF COLLATERAL.

     4.1 Each of the following, at the option of Lender, shall constitute an event of default ("Event of Default") under this
          Agreement:

          4.1.1. The occurrence of an Event of Default as defined under the Note.

     4.2 Upon the occurrence of an Event of Default, Lender may and is hereby authorized to claim all Collateral in full and complete satisfaction of any amounts due under the Note or pursuant to this Agreement. Lender may at any time or from time to time take any and all actions with respect to the Collateral (and the funds represented thereby) as authorized herein or by applicable law. In furtherance therewith, the Borrower hereby grants such power of attorney (which grant is coupled with an interest) to Lender to effect Lender's control of the Collateral as provided herein in the Event of a Default.

     4.3 Upon an Event of Default, Lender shall (a) have all of the rights and remedies of a secured party and a pledgee under the Maryland Uniform Commercial Code with respect to the Collateral, including but not limited to the right to take possession of and after default, to sell or otherwise dispose of the Collateral at one or more public or private sales, without advertisement or notice (other than as specifically required by law or as set forth herein), (b) have all of the other rights and remedies provided hereunder or in the Note, and (c) have all of the other rights and remedies provided by statue, at law, equity or otherwise; provided, however, Borrower shall have no liability for any deficiency created by the possession and sale of the Collateral by Lender. Without limiting the generality of the foregoing, upon an Event of Default, the Lender shall be entitled to (a) give notice to any appropriate person or entity that all payments and other distributions to be made with respect to any of the Collateral should be made directly to the Lender (b) if necessary, endorse the name of the Borrower on any check, draft or other item of payment received in connection with any of the Collateral, (c) institute and prosecute legal and equitable proceedings to enforce collection of the sums due under or with respect to any of the Collateral or to realize upon any collateral therefor, (d) settle, renew, extend, compromise, compound, exchange or adjust any legal proceedings, brought with respect to any of the Collateral, (e) exercise any and all voting rights incident to the ownership of any of the Collateral, (f) otherwise deal with any of the Collateral as fully and completely as though the Lender was the absolute owner thereof for all purposes and (g) do all other acts and things necessary or appropriate in the Lender's opinion to carry out the terms of this Agreement.

     4.4. Borrower recognizes that the Lender may be unable to effect a public sale of all or any part of the Collateral, by reason of certain prohibitions contained in the Securities Act of 1933, as amended or the securities law of the applicable jurisdiction, and Lender may be compelled to resort to one or more private sales to a restricted group of Borrowers who may be obliged to agree, among other things, to acquire all or a part of the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Borrower acknowledges and agrees that any private sale so made may be at prices and on other terms less favorable to the Lender than if such Collateral were sold at public sale, and the Lender has no obligation to delay the sale of such Collateral for public sale under any securities laws. Borrower agrees that a private sale or sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner. If any consent, approval or authorization of any federal, state, municipal or other governmental department, agency or authority should be necessary to effect any sale or other disposition of the Collateral, or any partial sale or other disposition of the Collateral, Borrower shall execute all such applications and other instruments as may be required in connection with security any such consent, approval or authorization and will otherwise use its best efforts to secure the same.

     4.5 Lender acknowledges that the surrender of the Collateral by demand, by surrender or otherwise extinguishes the Debt, interest accrued on the Debt, and any other obligations under the Note and this Agreement, and all other remedies of Lender against Borrower arising pursuant to the Note and this Agreement.

     5. EFFECT OF AGREEMENT. This Agreement is to remain in force and effect until the Note is fully repaid, as same may be amended from time to time. At such time, the rights assigned hereunder and all rights of Lender hereunder shall terminate.

     6. REPRESENTATIONS, WARRANTIES AND COVENANTS OF Borrower. Borrower represents and warrants, and so long as this Agreement is in effect, shall be deemed continuously to represent and warrant that, unless compliance is waived by Lender in writing:

     6.1. Borrower is now, or upon the use of the funds to purchase the Shares will be, the sole and absolute owner of all right, title and interest in the Collateral with full right and title to assign same and that there is no outstanding assignment, transfer, mortgage or pledge thereof and there are no restrictions thereon which would impair the transfer of the Collateral.

     6.2. Borrower has not executed and will not execute any assignment of ownership or proxy or security agreement or financing statement covering the Collateral except to Lender without Lender's written authorization.

     6.3. Borrower is authorized to entered into this Agreement.

     6.4. So long as the Note remains unpaid, Borrower will defend the Collateral against the claims and demands of all other parties, will keep the Collateral free from all future security interests and other encumbrances, except the security interest granted hereby; and will pay all taxes, assessments and other charges of every nature which may be levied or assessed against the Collateral.

     7.  MISCELLANEOUS.

     7.1 Upon the Borrower's failure to perform any of its duties hereunder after reasonable notice, the Lender may but shall not be obligated to perform after written notice to Borrower any or all such duties, and the Borrower shall pay an amount equal to the reasonable expense thereof to the Lender upon written demand by the Lender.

     7.2 No delay or omission by Lender in exercising any right to remedy hereunder or with respect to the Note shall operate as waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof hereunder in any reasonable manner without waiving the default remedied and without waiving any other prior or subsequent default by the Borrower.

     7.3 The Lender shall have no obligation to take, and the Lender shall have the sole responsibility for taking, any and all steps to preserve rights against any and all parties to any of the Collateral.

     7.4 Borrower agrees that any notice by Lender of sale, disposition or other intended action hereunder or in connection herewith, if required by the Maryland Uniform Commercial Code or otherwise, shall constitute reasonable notice if such notice is mailed by regular or certified mail, postage prepaid, or by nationally recognized overnight delivery service, at least five
(5) days prior to such action, to the Borrower's address as set forth below or to any other address with Borrower has specified in writing to the Lender as the address of Borrower:

     If to Borrower: Martha Gilluly
                     415 First Street, SE
                     Washington, D.C. 20003-1827
                     (202) 546-4367
                     (202) 544-8384 fax

     With a Copy to: Jocelyn W. Brittin, Esq.
                     Holland & Knight, LLC
                     1600 Tysons Boulevard
                     McLean, VA 22102

     If to Lender:   David Schmickel,
                     1325 Park Avenue
                     Baltimore, Maryland 21217

     With a Copy to: John H. Denick, Esq.
                     Denick & Hyman, P.A.
                     20 South Charles Street, Suite 300
                     Baltimore, Maryland 21201


     7.5 Subject to the provisions of Section 4.5, Borrower agrees to pay all reasonable costs and expenses incurred by Lender in enforcing this Agreement and in realizing upon the Collateral, including without limitation, reasonable attorney's fees and legal expenses.

     7.6 As used herein, the singular number shall include the plural, the singular and the use of the masculine feminine or neuter gender shall include all genders, as the text may require.

     7.7 No modifications, recission, waiver, release or amendment of any provision of this Agreement shall be made, except by written agreement subscribed by the Borrower and the Lender.

     7.8 All terms not defined are used as set forth in the Maryland Uniform Commercial Code.

     7.9 This Agreement is, and is intended to be, a continuing security agreement, and shall remain in full force and effect thereafter until the Note and any extensions or renewals thereof, together with interest accruing thereon, shall be paid in full.

     7.10 This Agreement benefits the Lender and its successors and assigns, and binds the Borrowers and its successors, and assigns.

     7.11 Upon the Borrower's failure to perform any of its duties hereunder, the Lender may, but shall not be obligated to, perform any or all such duties, including, without limitation, payment of taxes, assessments or other charges and expenses as herein provided, and the Borrower shall pay an amount equal to the cost thereof to the Lender on demand by the Lender. Payment of all monies hereunder shall be secured by the Collateral and shall be subject to the limitations of Section 4.5.

     7.12 Borrower shall promptly execute and deliver to Lender such further documents, instruments and assurances including, without limitation such stock powers, other endorsements or signature guarantees as may be necessary or required by Lender in order to carry out the intent and purpose of this Agreement and to protect the rights and remedies created or intended to be created in favor of Lender hereunder.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

WITNESS:



_________________________________  /S/ MARTHA GILLULY
                                   Martha Gilluly






_________________________________  /S/ DAVID SCHMICKEL
                                   By: David Schmickel

                            EXHIBIT A

                           Collateral


     All the Shares in Comtex, being 1,000,000 shares as evidenced by the following certificate.